EXHIBIT 99.1

NEENAH PAPER, INC.

Neenah Grows its Technical Products Platform

with Agreement to Acquire Crane Technical Materials

ALPHARETTA, GEORGIA — June 5, 2014 (NYSE:NP) — Neenah Paper, Inc. today announced it signed a definitive agreement to purchase all of the outstanding equity of Crane Technical Materials, Inc. (CTM) from Crane & Co., Inc. for $72 million, comprised of $64 million for the business and $8 million related to future cash tax benefits Neenah will receive as a result of the transaction. Crane Technical Materials, with annual sales of approximately $50 million and two manufacturing operations in Pittsfield, Massachusetts, provides performance-oriented wet laid nonwovens media for fast growing filtration end markets as well as environmental, energy and industrial uses.

“This acquisition clearly fits our strategy of expanding in profitable, performance-oriented markets with above average growth rates, and provides a US filtration presence that nicely complements our German-based filtration business,” said John O’Donnell, Chief Executive Officer. “From a financial standpoint, this investment provides an attractive rate of return, is not dilutive to our mid-teen EBITDA margins, and is accretive to earnings. Most importantly, CTM brings new technologies that provide a platform for future growth and increase our ability to be a global supplier of choice for our customers.”

The Company indicated approximately $2 to $3 million of one-time costs are expected in 2014 related to the acquisition. Annual earnings are expected to be approximately $0.20 per share accretive, excluding one-time costs and benefits of lower cash taxes.

The acquisition will be financed primarily through available cash on hand and the transaction is expected to close in early July and is subject to customary closing conditions.

About Neenah Paper, Inc.

Neenah is a leader in premium image and performance-based products, including filtration, specialized substrates used for tapes, labels and other products, and high-end printing papers. Products are marketed under well-known brands such as CLASSIC®, ASTROBRIGHTS®, ENVIRONMENT®, CRANE®, ROYAL SUNDANCE®, SOUTHWORTH® KIMDURA®, Gessner®, JET-PRO® SofStretch™ and varitess®. Neenah is headquartered in Alpharetta, Georgia and its products are sold in over 70 countries worldwide from manufacturing operations in the United States and Germany. Additional information can be found at the company’s web site, www.neenah.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities

Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the U.S. Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA and we caution investors that any forward-looking statements we make are not guarantees or indicative of future performance. These forward-looking statements rely on a number of assumptions concerning future events and are subject to risks, uncertainties and other factors, many of which are outside of our control and could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not necessarily limited to, those set forth under the captions “Cautionary Note Regarding Forward-Looking Statements” and/or “Risk Factors” of our latest Form 10-K filed with the SEC as periodically updated by subsequently filed Form 10-Qs (these securities filings can be located on our website at www.neenah.com). Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.  These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

Contact:	Neenah Paper, Inc.
Bill McCarthy
Vice President – Financial Analysis and Investor Relations
678-518-3278